SmileDirectClub Reports First Quarter 2020 Financial Results
May 13, 2020

Nashville, TN, May 13, 2020 (GLOBE NEWSWIRE) -- SmileDirectClub, Inc. (NASDAQ: SDC) today announced its financial results for the first quarter ended March 31, 2020.
First Quarter 2020 Financial Highlights

•	First quarter total revenue increased 11%, over the first quarter of 2019, to $197 million.

•	First quarter net loss of $(107) million.

•	First quarter Adjusted EBITDA of $(67) million.

•	First quarter diluted EPS of $(0.28).

Key Operating Metrics

•	First quarter 2020 unique aligner shipments up 12% to 122,751, compared to 109,894 in the first quarter of 2019.

•	Average aligner gross sales price (“ASP”) of $1,770 for the first quarter of 2020, compared to $1,767 for the first quarter of 2019.

“Despite these challenging times, and a unique and complex operating environment, the SmileDirectClub team has navigated through the initial obstacles of the global pandemic by implementing changes to how we operate our business.  We leveraged our teledentistry platform, along with our more resilient kit business, to continue to serve our Club Members during these challenging times. Our performance in the quarter, and more important, since then, validates the strength, durability and flexibility of our business model,” said SmileDirectClub Chief Executive Officer David Katzman.

SmileDirectClub Chief Financial Officer Kyle Wailes added: “The unprecedented events of the past few months have provided a number of insights about our business. These learnings will allow us to emerge from this crisis stronger. We believe we are well capitalized and uniquely positioned to achieve our long-term growth targets.”
Business Outlook

Since Q1, the Company has seen robust performance in its impression kit business, despite a significant reduction in marketing spend. This demonstrates that investments in brand building and marketing efficiency have begun to pay dividends. Specifically, although marketing spend was reduced by approximately 90% over the past 60 days, kit and scan volume was down by only approximately 40%. Additionally, because the Company has very few fixed costs and the vast majority of its SmileShops around the world are in month-to-month lease, it has been able to take decisive action, including the temporary closure of all SmileShops other than those in Hong Kong. The Company has also put in place several cost management measures including the suspension of most of its marketing spend to position the Company to operate cash-neutral during this period.

Additionally, SmileDirectClub has entered into a new debt facility with HPS Investment Partners. After refinancing the previous debt facility, the Company will have approximately $420 million in cash on the balance sheet, giving the liquidity needed to continue its growth plans and manage potential downsides with COVID-19. This facility improves upon the limitations of the previous facility by providing a 5-year term that can be refinanced after one year, and an 85% advance rate on the Company’s receivables. The agreement also funds both domestic and international receivables. As the Company considered financing alternatives, given the leadership team’s conviction in the long-term equity value appreciation of the business, a top priority was minimizing equity dilution, and the agreement with HPS achieves this goal. J.P. Morgan Securities LLC served as lead arranger and sole placement agent to SmileDirectClub.
Conference Call Information

SmileDirectClub First Quarter 2020 Conference Call Details

Date:	May 13, 2020
Time:	4:30 p.m. ET (1:30 p.m. PT)
Dial-In:	1-877-407-9208 (domestic) or 1-201-493-6784 (international)
Webcast:	Visit “Events and Presentations” section of the company’s IR page at http://investors.smiledirectclub.com.

A replay of the call may be accessed from 7:30 p.m. ET on Wednesday, May 13, 2020 until 11:59 pm ET on Wednesday, May 27, 2020 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay PIN: 13702683. An archived version of the call and a copy of the 2020 first quarter results supplemental earnings presentation will also be available upon completion on the Investor Relations section of SmileDirectClub’s website at http://investors.smiledirectclub.com.

Forward-Looking Statements

This earnings release contains forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives. Some of these statements may include words such as “expects,” “anticipates,” “believes,” “estimates,” “targets,” “plans,” “potential,” “intends,” “projects,” and “indicates.”

Although they reflect our current, good faith expectations, these forward-looking statements are not a guarantee of future performance, and involve a number of risks, uncertainties, estimates, and assumptions, which are difficult to predict. Some of the factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not necessarily limited to: the duration and magnitude of the COVID-19 pandemic and related containment measures; our management of growth; the execution of our business strategies, implementation of new initiatives, and improved efficiency; our sales and marketing efforts; our manufacturing capacity, performance, and cost; our ability to obtain future regulatory approvals; our financial estimates and needs for additional financing; consumer acceptance of and competition for our clear aligners; our relationships with retail partners and insurance carriers; our R&D, commercialization, and other activities and expenditures; the methodologies, models, assumptions, and estimates we use to prepare our financial statements, make business decisions, and manage risks; laws and regulations governing remote healthcare and the practice of dentistry; our relationships with vendors; the security of our operating systems and infrastructure; our risk management framework; our cash and capital needs; our intellectual property position; our exposure to claims and legal proceedings; and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

New risks and uncertainties arise over time, and it is not possible for us to predict all such factors or how they may affect us. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We are under no duty to update any of these forward-looking statements after the date of this earnings release to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this earnings release.
About SmileDirectClub
SmileDirectClub, Inc. (NASDAQ: SDC) (“SmileDirectClub”) is an oral care company and creator of the first direct-to-consumer medtech platform for teeth straightening, now also offered directly via dentist and orthodontists’ offices. Through our cutting-edge teledentistry technology and vertically integrated model, we are revolutionizing the oral care industry, from clear aligner therapy to our affordable, premium oral care product line. SmileDirectClub’s mission is to democratize access to affordable and convenient care, unleashing the power of a person’s smile to positively impact their place in the world. SmileDirectClub is headquartered in Nashville, Tennessee and operates in the U.S., Canada, Australia, New Zealand, United Kingdom, Ireland, Germany and Hong Kong. For more information, please visit SmileDirectClub.com.

Investor/Media Contact:

Alison Sternberg
Vice President, Investor Relations
Alison.sternberg@smiledirectclub.com

SmileDirectClub, Inc.
Consolidated Balance Sheets
(in thousands)

	March 31, 2020	December 31, 2019
ASSETS
Cash	$224,434	$318,458
Accounts receivable	246,959	239,413
Inventories	28,187	18,431
Prepaid and other current assets	10,415	14,186
Total current assets	509,995	590,488
Accounts receivable, non-current	98,348	106,315
Property, plant and equipment, net	184,712	177,543
Operating lease right-of-use asset	43,105	—
Other assets	11,608	11,299
Total assets	$847,768	$885,645
LIABILITIES AND PERMANENT EQUITY
Accounts payable	$59,748	$52,706
Accrued liabilities	84,374	93,339
Deferred revenue	29,037	25,435
Current portion of long-term debt	37,539	35,376
Other current liabilities	7,156	—
Total current liabilities	217,854	206,856
Long-term debt, net of current portion	183,874	173,150
Operating lease liabilities, net of current portion	36,409	—
Other long-term liabilities	44,493	47,354
Total liabilities	482,630	427,360
Commitment and contingencies
Permanent Equity
Class A common stock, par value $0.0001 and 108,512,662 shares issued and outstanding at March 31, 2020 and 103,303,674 shares issued and outstanding at December 31, 2019	11	10
Class B common stock, par value $0.0001 and 276,454,886 shares issued and outstanding at March 31, 2020 and 279,474,505 shares issued and outstanding at December 31, 2019	27	28
Additional paid-in-capital	461,046	447,866
Accumulated other comprehensive income (loss)	12	(272)
Accumulated deficit	(143,763)	(114,513)
Noncontrolling interest	47,805	125,166
Total permanent equity	365,138	458,285
Total liabilities and permanent equity	$847,768	$885,645

SmileDirectClub, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenue, net	$183,928	$168,626
Financing revenue	12,722	9,110
Total revenues	196,650	177,736
Cost of revenues	59,777	40,471
Cost of revenues—related parties	—	8,444
Total cost of revenues	59,777	48,915
Gross profit	136,873	128,821
Marketing and selling expenses	142,324	95,733
General and administrative expenses	91,029	49,459
Loss from operations	(96,480)	(16,371)
Interest expense	4,022	3,896
Interest expense—related parties	—	75
Other expense	4,924	118
Net loss before provision for income tax expense	(105,426)	(20,460)
Provision for income tax expense	1,974	20
Net loss	(107,400)	(20,480)
Net loss attributable to noncontrolling interest	(78,150)	—
Net loss attributable to SmileDirectClub, Inc.	$(29,250)	$(20,480)

Earnings per share of Class A common stock:
Basic	$(0.28)	N/A
Diluted	$(0.28)	N/A

Weighted average shares outstanding:
Basic	104,595,081	N/A
Diluted	383,855,705	N/A

SmileDirectClub, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2020	2019
Operating Activities
Net loss	$(107,400)	$(20,480)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,442	4,655
Deferred loan cost amortization	628	176
Equity-based compensation	16,396	7,827
Other non-cash operating activities	1,971	1,811
Changes in operating assets and liabilities:
Accounts receivable	421	(52,119)
Inventories	(9,756)	(3,548)
Prepaid and other current assets	3,459	(513)
Accounts payable	20,348	(6,322)
Accrued liabilities	(11,506)	38,824
Due to related parties	—	(17,171)
Deferred revenue	3,602	8,076
Net cash used in operating activities	(70,395)	(38,784)
Investing Activities
Purchases of property, equipment, and intangible assets	(28,123)	(20,601)
Net cash used in investing activities	(28,123)	(20,601)
Financing Activities
Payment of IPO related costs	(1,155)	—
Proceeds from warrant exercise	922	—
Repurchase of Class A shares to cover employee tax withholdings	(3,067)	—
Borrowings on long-term debt	15,800	—
Principal payments on long-term debt	(6,733)	(12,778)
Payments on finance leases	(2,497)	(354)
Other	1,224	(228)
Net cash provided by (used in) financing activities	4,494	(13,360)
Decrease in cash	(94,024)	(72,745)
Cash at beginning of period	318,458	313,929
Cash at end of period	$224,434	$241,184

Use of Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures, including adjusted EBITDA (“Adjusted EBITDA”). We provide a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure below and in our Current Report on Form 8-K announcing our quarterly earnings results, which can be found on the SEC’s website at www.sec.gov and our website at investors.smiledirectclub.com.

We utilize certain non-GAAP financial measures, including Adjusted EBITDA, to evaluate our actual operating performance and for planning and forecasting of future periods.
We define Adjusted EBITDA as net loss plus depreciation and amortization, interest expense, income tax expense, equity-based compensation and certain other non-operating expenses such as one-time severance and other labor costs, and unrealized foreign currency adjustments. We use Adjusted EBITDA when evaluating our performance when we believe that certain items are not indicative of operating performance. Adjusted EBITDA provides useful supplemental information to management regarding our operating performance and we believe it will provide the same to members/stockholders.
We believe that Adjusted EBITDA will provide useful information to members/stockholders about our performance, financial condition, and results of operations for the following reasons: (i) Adjusted EBITDA would be among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) Adjusted EBITDA is frequently used by securities analysts, investors, lenders, and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.
Adjusted EBITDA does not have a definition under GAAP, and our definition of Adjusted EBITDA may not be the same as, or comparable to, similarly titled measures used by other companies. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, is set forth below.
SmileDirectClub, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)

	Three Months Ended March 31,
	2020	2019
	(unaudited)
Net loss	$(107,400)	$(20,480)
Depreciation and amortization	11,442	4,655
Total interest expense	4,022	3,971
Income tax expense	1,974	20
Equity-based compensation	16,396	7,827
Unrealized foreign currency adjustments	5,188	107
Other non-operating general and administrative costs	1,396	11
Adjusted EBITDA	$(66,982)	$(3,889)